PURCHASE ADDENDUM ONE

1. **Description of the Sale Property:** The Ruby Mine is described as follows:

a. **30 Unpatented Mining Claims:** more fully described in Exhibit "A" attached hereto:

(1) 9 Placer & 2 Quartz Claims: APN 28-100727-00
(2) 9 Ruby Lode Quartz Claims: APN 28-003367-00
(3) Entry & Entry Extension Quartz Claims: APN 28-002405-00
(4) Golden Bear 1 through 8 Placer Claims: APN's 28-007831-00 thru 28-007838-00

b. **Mineral Rights:** The rights to the subsurface minerals ONE HUNDRED FEET (100') and deeper beneath the surface of the approximately 430 acres of fee land described as APN's 004-170-002-0 and 004-170-003-0, and more fully described in Exhibit "A" attached hereto. No rights of surface entry or access attach to said mineral rights.

c. **Equipment and Fixtures:** all of the equipment, fixtures and personal property located on the sale premises is included in the sale, unless specifically stated otherwise. A Preliminary Inventory of personal property included in the sale Property is attached hereto as Exhibit "B". Said list is subject to change, and the Parties shall have updated and finalized any required inventories during the Option Period. Sierra County taxes the equipment, fixtures and personal property on the sale Property as APN 24-000082-00.

d. **Data:** Geological reports, maps, documents, and other data pertaining to the property shall have been made available for Buyer's inspection at reasonable times during regular business hours during the Option Period. Seller shall deliver all such items or copies thereof to Buyer upon close of escrow.

e. **Other Items Included in Sale:** All of the shares of Ruby Gold Inc., in the name of which wholly-owned California corporation Seller owns the reclamation and road bonds which are the financial security for the Plan of Operations for the Ruby Mine. Said bonds consist of about $170,000 in cash certificates of deposit ("cd's") held in the name of Ruby Gold, Inc., and made payable to the United States Department of Agriculture, Forest Service ("Forest Service"), Sierra County and the Department of Conservation. Copies of said bonds and Plan of Operations and other permits and licenses shall have been provided to Buyer during the Option Period.

2. Covenants, Warranty and Representations

a. Seller's Covenants, Warranties, and Representations; Disclaimers. Seller covenants, warrants, and represents to Buyer, its successors and assigns that:

(1) No litigation, and no governmental, administrative, or regulatory act or proceeding is pending or, to the best of Seller's knowledge, proposed, threatened, or anticipated with respect to the Seller, or with respect to any other matter affecting the Property or its operation except as follows:

(a) The Forest Service is conducting the "Ruby Thinning and Fuels Reduction Project" which will affect some of the unpatented mining claims of the Property.

(b) The California Air Resources Board has promulgated regulations for the emissions from diesel engines that will affect the use of diesel engines on the Property.

(c) The Forest Service is conducting a review and update of the Ruby Mine Plan of Operations ("POO") with the stated intent of fully authorizing the POO for a period of ten (10) years. Such review and update could result in additional compliance requirements and increases in the amount of bonding required.

(d) Sierra County, as Lead Agency for SMARA (the California Surface Mining and Reclamation Act), is conducting a review and update of the Ruby Mine Reclamation Plan ("the Reclamation Plan") with the stated intent of fully extending the Reclamation Plan until April 2018. The Reclamation Plan was conditionally approved in 1998, and Seller is in the process of attempting to satisfy the conditions of that approval. Such review and update could result in increases in the amount of bonding required.

(2) Prior to Closing, Seller shall, at its sole cost and expense, and subject to Buyer's reasonable satisfaction, maintain the Property in substantially the same condition as of the date of this Agreement, reasonable wear and tear excepted.

(3) To the best of Seller's knowledge, no asbestos-containing materials were installed in the Property at any time during Seller's ownership thereof.

(4) To the best of Seller's knowledge, no underground storage tanks for gasoline or any other substance are or were located on the Property at any time during or prior to Seller's ownership thereof, with the exception of portable tanks utilized in underground mining operations.

(5) To the best of Seller's knowledge, with the exception of SMARA-related issues discussed below and in 2a(1)(d) above, the Property is not in violation of any applicable federal, state or local statute, law or regulation, and no notice from any governmental body has been served upon Seller claiming any violation of any law, ordinance, code or regulation, or requiring or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with the Property in order to comply with any laws, ordinances, codes or regulations, with which Seller has not complied. If there are any such notices with which Seller has complied, Seller shall provide Buyer with copies thereof. Seller received a Notice of Violation in January 2010 from Sierra County as Lead Agency administering. Seller has been diligently engaged with Sierra County to correct any deficiencies that might exist regarding SMARA compliance. Buyer's representative has informed Seller that he has spoken with Sierra County regarding SMARA compliance requirements as regards the Property.

(6) If Seller is notified of any legal or governmental or administrative act or proceeding instituted against the Property prior to Closing, Seller shall promptly give notice thereof to Buyer.

(7) Subject to the paramount title of the United States to the unpatented mining claims, Seller represents that it is the sole owner of record of the Ruby Mine. Although there might be overstaking by some third party, no such overstaking is known to Seller except for the south line of the Wisconsin Extension Claim where the adjacent unpatented mining claim owner claims that their north line is within the bounds of the Wisconsin Extension Claim.

(8) Seller represents that all required assessment work filings were properly recorded with Sierra County for the annual assessment period ending August 31, 2010; and that all required fees and notices were paid and filed with the Bureau of Land Management by August 31, 2010, for the annual assessment period ending August 31, 2011; and that copies of such filings shall be made available to Buyer during the Option Period.

(9) Seller makes no representations about the status, completeness or adequacy for Buyer's operation or other purposes of any permits and licenses concerning the sale Property.

(10) Seller makes no representations about the state of repair or usefulness for Buyer's operation or other purposes of any of the equipment, facilities and/or improvements on the premises or included in the sale Property.

(11) Seller has made no material representations, express or implied, concerning the mineral content of the gravels or veins contained in the premises. Any and all documents regarding the Ruby Mine, and including but not limited to those documents pertaining to the history, mining or mineral content of said mine, which have been provided to Buyer by Seller, are to be used at Buyer's own risk and discretion; and Seller makes no representations regarding the opinions expressed therein and has not represented any of such material as being factual.

(12) Seller has made no material representations, expressed or implied, concerning the present condition of the premises, including the facilities and the underground workings thereof, the extent or location of such workings, the present status of governmental permits, the recovery rate, suitability or usability of fixtures or facilities on the premises, or the availability of water, timber or other resources or materials on the premises.

As used herein "to the best of Seller's knowledge" means to the actual and/or constructive knowledge of R. E. Frederking, W. Richard Frederking, Gregory W. Frederking, or R. Lawrence Frederking, being all of the partners of Ruby Development Company. The Parties agree that Buyer shall have been provided with adequate opportunity to inspect the Property and examine documents provided by Seller during the Option Period, and Buyer agrees that Seller has no duty to make any investigation as to the matters warranted and represented above.

b. Buyer's Covenants, Warranties, and Representations. Buyer covenants, warrants, and represents to Buyer, its successors and assigns that:

(1) Buyer has made Buyer's own thorough independent evaluation and inspection of the premises, permits, reports, maps, and other documents and information regarding the Property and is relying solely on Buyer's own inspection, due diligence and expertise in entering into this Agreement. Buyer has retained the services of qualified, independent professionals to

help Buyer when necessary or prudent. Buyer is not relying in any way on any written or oral representation of Seller or Seller's agents in entering into this Agreement, other than those representations expressly contained herein.

(2) Buyer is knowledgeable and experienced in mining and in owning, investigating and assessing mineral deposits and mining properties, unpatented mining claims, mine workings, facilities and equipment.

(3) Buyer acknowledges that the Property does not contain proven mineral reserves as that term is defined by National Instrument 43-101 or SEC Industry Guide 7.

3. General and Specific Release

a. Acceptance of Land and Improvements "As Is". Buyer acknowledges and agrees that:

(1) The Property and Improvements are being sold and conveyed to and accepted by Buyer in an "As Is" condition with all faults. Buyer has investigated and has knowledge of operative or proposed governmental laws and regulations (including, but not limited to, zoning, environmental and land use laws and regulations) to which the Property is or may be subject and accepts the Property solely upon the basis of its review and determination of the applicability and effect of such laws and regulations. Buyer acknowledges that Seller does not warrant that all permits or licenses have been obtained, or that all requirements and conditions of existing permits or licenses have been met.

(2) The Property has been used for GOLD MINING, and such use involved the use of potentially hazardous substances employed in the use of the property. **Buyer acknowledges the existence of storage tanks for gasoline, diesel and other petroleum products on the Property**. Buyer acknowledges the use of raw land on the Property for parking. **Buyer acknowledges the use of mercury and lead and the possible past use of asbestos insulation and PCB-laden electrical equipment on the Property**. Buyer acknowledges that, as a result of such uses and conditions, physical changes such as gasoline and chemical seepage may have occurred on the Property.

(3) Buyer is entering into this Agreement on the basis of Buyer's own investigation of the physical and environmental conditions of the Property, including subsurface conditions, and Buyer assumes the risk that adverse physical and environmental conditions may not have been revealed by its own investigation.

(4) Seller, its agents and employees, and other persons acting on behalf of Seller, have made no representation or warranty of any kind in connection with any matter relating to the condition, value, fitness, use or zoning of the Property upon which Buyer has relied directly or indirectly for any purpose.

(5) Buyer hereby waives, releases, remises, acquits and forever discharges Seller, Seller's employees, agents, or any other person acting on behalf of Seller, of and from any claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Buyer now has or which may arise in the future on the account of or in any way growing out of or connected with the physical condition of the Property or any law or regulation applicable thereto.

b. Acceptance of equipment, fixtures and personal property: "AS-IS, WHERE-IS" Sale. Buyer represents that Buyer is informed, understands and acknowledges that:

(1) All of the equipment, fixtures and personal property included in the sale, are used, are in various states of repair, are not necessarily functional, and are being sold strictly **"AS-IS, WHERE-IS"**. Seller recommends that Buyer thoroughly examine, assess and investigate all of the improvements, equipment, fixtures and personal property included in the sale.

(2) The sale premises have not operated as a full-scale active mine since 1998. When the mine last operated full-scale, the mine was operated by a lessee and not by Seller.

(3) While Seller has performed certain maintenance and repair of improvements, equipment, fixtures and personal property included in the sale, Seller has not conducted regular, extensive or thorough maintenance, repair or evaluation of the improvements, equipment, fixtures and personal property included in the sale.

(4) The underground workings have not been regularly maintained or repaired and certain areas are not accessible or may have bad air or unsafe ground conditions. Seller has not inspected much of the underground workings for a number of years and is unable to provide accurate or current information about the condition of much of the underground workings of the sale premises.

(5) Buyer will not be able to inspect certain areas of the underground workings. Therefore, Buyer's evaluation of the Property and purchase thereof will have to be made without being able to inspect certain areas of the underground workings and the improvements, facilities or equipment contained therein.

4. Indemnity

a. Buyer shall, to the maximum extent permitted by law save, defend, indemnify and hold harmless (collectively "to Indemnify"), Seller, its partners, directors, officers, shareholders, employees, attorneys, brokers and agents, and their respective heirs, successors, personal representatives and assigns (collectively the "Indemnified Parties") from and against any and all suits, actions, legal or administrative proceedings, claims, demands, actual damages, fines, punitive damages, losses, costs, liabilities, interest, attorney fees, including but not limited to any such fees and expenses incurred in enforcing this indemnity (collectively "Damages") resulting from, arising out of or in any way connected with injury to or the death of any persons (including, without limitation, any Indemnified Party) or physical damage to property of any kind wherever located and by whomever owned (including, without limitation, that of any Indemnified Party) arising out of or in any way connected with Seller's ownership or use of the Property, including but not limited to, any such injury, death, damage, or loss arising out of the negligence of the Indemnified Parties. Notwithstanding the foregoing or anything contained herein to the contrary, Buyer shall not be obligated to Indemnify the Indemnified Parties pursuant to this Section 4(a) arising out of or in any way connected to Seller's gross negligence or willful misconduct.

b. Buyer further hereby agrees, to the maximum extent permitted by law, to save, defend, indemnify and hold harmless (collectively "to Indemnify"), Seller, its partners, directors,

officers, shareholders, employees, attorneys, brokers and agents, and their respective heirs, successors, personal representatives and assigns (collectively the "Indemnified Parties") from and against any and all suits, actions, legal or administrative proceedings, claims, demands, actual damages, fines, punitive damages, losses, costs, liabilities, interest, attorney fees, including but not limited to any such fees and expenses incurred in enforcing this indemnity (collectively "Damages") foreseeable or unforeseeable, directly or indirectly, resulting from, arising from any release, treatment, use, generation, storage, or disposal of hazardous contamination on, under, or from the property at any time before or after close of escrow, including without limitation, the cost of any required or necessary remediation or removal of such hazardous materials, any cost of repair of improvement on the property or surrounding properties necessitated by such remediation or removal and costs of any testing, sampling or other investigation of preparation of remediation and other required plans undertaken prior to such remediation or removal. Notwithstanding the foregoing or anything contained herein to the contrary, Buyer shall not be obligated to Indemnify the Indemnified Parties in connection with any Damages under this Section 4(b) arising out of or in any way connected to Seller's gross negligence or willful misconduct.

5. Survey and Location

a. The patented fee property was surveyed by Basin and Range Survey Company under a contract commissioned by the Forest Service, and was recorded in Sierra County, California, on April 26, 1991, in Book 9 of Maps and Surveys, Page 39. Seller represents that the boundary and corner monuments established and placed by said survey are, to the best of Seller's knowledge, largely intact.

b. Some of the unpatented mining claims are located by survey. To the best of Seller's knowledge, except as specifically stated otherwise, any survey of such mining claims since Seller has owned the Property has been conducted by non-professional persons using tools such as a hand-held compass. Therefore, Seller's knowledge of the location of the corners and lines of such claims is only approximate.

c. Some of the unpatented placer mining claims are located by legal subdivision. The public lands on which the unpatented mining claims of the sale premises are located are, to the best of Seller's knowledge, only partially surveyed and with only a few established reference monuments. Therefore, Seller's knowledge of the location of the corners and lines of such claims is only approximate.

d. Seller recommends that Buyer consult with a qualified surveyor regarding how to confirm the boundaries and monuments of the unpatented mining claims to Buyer's satisfaction and for Buyer's purposes.

e. To facilitate Buyer's compliance with the affidavit requirements of the annual assessment work filings, Seller agrees to meet on the sale premises with Buyer or Buyer's representative, at a mutually agreeable time or times before August 15, 2011, to show Buyer the monuments and markings that Seller believes to be the corners and other markings designating the boundaries of the sale premises. Buyer agrees to provide Seller with adequate access to the premises to prepare for said meeting. Buyer agrees that Seller is making a good faith effort to show Seller's understanding of the location of such monuments and markers, and that Seller does not give or intend any Warranty regarding the significance or accuracy of such monuments and markers or the boundaries or locations of the sale premises.

6. No Title Insurance for Unpatented Mining Claims:

a. To the best of Seller's knowledge, standard policies of title insurance are not available for unpatented mining claims. Buyer and Seller agree that Seller will not provide title insurance or any warranty, express or implied, concerning Seller's title to or the exact boundaries or location on the ground of the unpatented mining claims of the sales premises.

b. Buyer represents that Buyer has inspected and investigated the public records and filings pertaining to the unpatented mining claims included in the sale Property during the Option Period as Buyer deems necessary and prudent. Seller recommends that Buyer examine the files pertaining to the sales Property at the offices of the United States Department of the Interior, Bureau of Land Management, in Sacramento, California, and in the Office of the Recorder, Sierra County, in Downieville, California, to satisfy Buyer regarding the status and sufficiency of Seller's title to the unpatented mining claims included in the sale premises.

7. Counterparts: This agreement may be executed in counterparts and duplicate originals. If executed, then upon proof of execution by all parties, this Agreement shall be fully operative from the date of the last signature thereto and each duplicate copy shall be as valid as an original copy including a fax copy of such original.

8. Jurisdiction: This Agreement, and any subsequent agreements or modifications to this Agreement, shall be governed and administered under California law, with venue being the Superior Court of Nevada County in Nevada City, California. In the event that jurisdiction for any issue or action is deemed to be federal, then venue for such issue or action shall be Federal Court of Sacramento, California.

9. Legal Representation: Each of the parties has been represented or has been advised to seek representation by counsel of their choosing concerning the effects of this Agreement. In the event that any language of this Agreement is held to be uncertain, such uncertainty shall not be interpreted against any party to the Agreement.

10. Release: Effective from and after the Closing, Buyer hereby waives, releases, acquits, and forever discharges Seller, and Seller's agents, attorneys, brokers, partners, directors, officers, and employees to the maximum extent permitted by law, of and from any and all claims, actions, causes of action, demands, rights, liabilities, damages, losses, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, that it now has or that may arise in the future because of or in any way growing out of or connected with this Agreement and the Property (including without limitation the Condition of the Property), except matters arising from Seller's fraud, intentional misrepresentation, gross negligence or willful misconduct. BUYER EXPRESSLY WAIVES ITS RIGHTS GRANTED UNDER CALIFORNIA CIVIL CODE §1542 AND ANY OTHER PROVISION OF LAW THAT PROVIDES A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT BUYER DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS AGREEMENT TO RELEASE SELLER.

Seller and Buyer have each initialed this Section 10 to further indicate their awareness and acceptance of each and every provision of this Agreement. The provisions of this Section 10 shall survive the Closing.

Seller's Initials: ______ Buyer's Initials: ______

11. WAIVER OF RIGHT TO SPECIFIC PERFORMANCE: IF SELLER FAILS TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT UNDER THIS AGREEMENT, THEN BUYER SHALL BE ENTITLED TO THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED ON THAT DEPOSIT WHILE IN ESCROW, BUT BUYER SHALL NOT HAVE THE RIGHT TO RECEIVE ANY EQUITABLE RELIEF, INCLUDING WITHOUT LIMITATION THE RIGHT TO RECORD A LIS PENDENS AGAINST THE PROPERTY UNDER APPLICABLE LAW OR TO PURSUE THE SPECIFIC PERFORMANCE OF THIS AGREEMENT, BUT BUYER SHALL HAVE THE RIGHT TO PURSUE AN ACTION FOR DAMAGES AGAINST SELLER RELATIVE TO SUCH DEFAULT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS SECTION AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller's Initials: _____ Buyer's Initials: _____

The foregoing terms and conditions are hereby agreed to and the undersigned acknowledge receipt of a copy of this document.

Date____________________________	Date____________________________
Buyer: NORTH BAY RESOURCES INC.	Seller: RUBY DEVELOPMENT COMPANY
By:____________________________ Perry Leopold, President and CEO	By:____________________________ W. R. "Rick" Frederking, Partner

Exhibit "A"

RUBY MINE PROPERTY

MINERAL RIGHTS: The Subsurface Mineral Rights ONE HUNDRED FEET (100') and deeper beneath the surface of the following two parcels of patented fee land known as the "Ruby Patent". No rights of surface entry or access are granted or appurtenant to said Mineral Rights:

Guatemala, General Land Office, Number 2789, Mineral Certificates Number 584, containing some 147 and 64/100 acres, more or less.

Extension Placer Mining Claim, General Land Office, Number 2788, Mineral Certificate Number 583, containing some 288 and 41/100 acres, more or less.

UNPATENTED CLAIMS

Wisconsin Placer Mining Claim, CAMC No. 33433, recorded at page 503, Book K, Placer Claims, Sierra County Records

Wisconsin Extension Placer Mining Claim, CAMC No. 33434, recorded at page 505, Book K, Placer Claims, Sierra County Records

Garnet Placer Mining Claim, CAMC No. 33435, recorded at page 55, Book J, Placer Claims, Sierra County Records

Ruby Quartz Mining Claim, CAMC No. 33436, recorded at page 100, Book Q, Quartz Claims, Sierra County Records

Diamond Quartz Mining Claim, CAMC No. 33437, recorded at page 402, Book Q, Quartz Claims, Sierra County Records

Sapphire Placer Mining Claim, CAMC No. 33438, recorded at page 604, Vol. 12, Placer Mining Claims, Sierra County Recorder

Gold Channel Placer, CAMC No. 33439, recorded at page 602, Vol. 12, Placer Mining Claims, Sierra County Recorder

Black Channel Placer, CAMC No. 33440, recorded at page 603, Vol. 12, Placer Mining Claims, Sierra County Recorder

Topaz Placer Mining Claim, CAMC No. 33441, recorded at page 32, Book P, Placer Claims, Sierra County Records

Irene Placer Mining Claim, CAMC No. 33442, recorded at page 474, Book P, Placer Claims, Sierra County records

Opal Placer Mining Claim, CAMC No. 33443, recorded at page 32, Book P, Placer Claims, Sierra County Records

Ruby Lode No. 7 and No. 8, CAMC Nos. 130257 and 130258, recorded at pages 59 and 60, Vol. 18, Quartz Mining Claims, Sierra County Records

Ruby Lode No. 16 through 20, CAMC Nos. 130266 through 130270, recorded at pages 68 through 72, Vol. 18, Quartz Mining Claims, Sierra County Records

Ruby Lode No. 27 and No. 28, CAMC Nos. 130277 and 130278, recorded at pages 79 and 80, Vol. 18, Quartz Mining Claims, Sierra County Records

Entry and Entry Extension Lode Mining Claims, CAMC Nos. 81184 and 81185, recorded at pages 287 and 289, Vol. 14, Quartz Mining Claims, Sierra County Records; most recent amendment recorded at 456, Vol. 21, Quartz Mining Claims, Sierra County Records

Golden Bear 1 through Golden Bear 8 Placer Mining Claims, CAMC Nos. 277740 through 277747, recorded as Sierra County Documents No. 2000131083 through 2000131090

Buyer's Initials

Date

Seller's Initials

Date

Exhibit "B" -- EQUIPMENT & FIXTURES AT THE RUBY MINE

750 CFM Gardner-Denver Air Compressor, diesel, Rota-Screw, Mod SPQDC, ser# 620903
750 CFM Sullivan Air Compressor, diesel, Mod 750D4WQDD, ser#00476366FHO
335 CFM Atlas-Copco Air Compressor, Deutz diesel, type VT6 Dd, ser# F272979
250 CFM Atlas-Copco electric Air Compressor, ser # 35913

250 KW Cummins diesel-powered Electric Generator, ser #J870933459
150 KW Caterpillar diesel-powered Electric Generator, ser# 66D24176
55 KW Deutz diesel-powered Electric Generator, Burco 7-470529

10,000 gallon Diesel Tank, double-lined, on skids, #N-400, with fuel pump, piping, and Brodie meter
4,000 gallon capacity Diesel Tank with meter and pump with Gasboy electric motor 12 vdc, 1/4 hp

9 each Ore Cars, 40 cubic foot capacity
6 each Ore Cars, 1-ton capacity
8 each Ore Cars, 3/4-ton capacity
Shaft skip
3 each Flat Cars
Draw Bars - misc

2 each 1 1/2-ton Mancha Electric Trammers -- need new 48-volt batteries
Greensburg diesel locomotive, 4-ton, type C4, ser #2694

Battery Chargers:
LaMarche Model A45-60-20L-C3, #B139040
LaMarche Model A45-85-48L, ser#B108779
Chloride Model 30R0760M3C, ser #S11109B
CVC Sychronizer Model 24CVC450SD type L.A., ser # 11267489, 480V/ 12amps/ 1ph AC input, 48V/ 63amps output

Wagner 1-yard LHD installed underground in the Lawry Shaft workings

2 each Eimco 12B Mucking Machines - air operated

Placer Washing Facility:
Trommel 6' dia x 25' long (custom-built system), sluice box with riffles attached to moving belt with wash bar and collection pan underneath, recovery sluice box with pumping-action active bed, flocculent feeder (AccuRate), dewatering sand screw, conveyors, water recirculating pumps, piping, controls, electrical, and miscellaneous

Hard Rock Quartz Mill:
Jaw crusher, Western-Austin Company, ser #2230, with extra 10x16 jaws
Symons cone crusher, 2 foot, 2112 F, shop #2163
Hardinge conical mill #1695 with steel grinding balls and extra set of unused rubber liners
Dorr rake classifier ser #US-415
Silver Springs Mining Eqpt jig
Pompe Centrifugal Pump, SRL, 3x3x10 ser# 10024001, with motor
2 each Knudsen bowls
2 each Wilfley #5001-A separating tables, ser #19339, and serial #illegible
Amalgamating mill with steel grinding balls
Various bins, conveyors, feeders, pumps, tanks, motors, switches, piping and electric, and misc lubricants

Buyer's Initials ____________ Seller's Initials ____________

Date ____________ Date ____________

Exhibit "B" -- EQUIPMENT & FIXTURES AT THE RUBY MINE

Hagglunds Hoist - 100 hp electric over hydraulic (Installed at Lawry Shaft), formerly certified for hoisting personnel

2 each double-drum Air Winches with Slusher rakes (Gardner-Denver & Joy)
Electric double-drum Winch
2 each single-drum Air Tuggers

2 each Coppus Ventilation Fan - air operated
4 each electric Air Ventillation fans

2 each Ingersoll-Rand air-operated "Whirley" pumps
2 each air-operated diaphram pumps

Storage Van, Comet model 27 DVT, ser # 5-684281
Furnace Room Van, Pike #74 B 2166
Cress Furnace -- # 1632, 230 Volt

Electrical equipment and materials storage van, approx. 21 foot, and misc electrical supplies
37.5 KW transformer (installed at Golden Bear Shop) -- SqD-79, Cat No. 37S34, Style No. 13551-12212-018, ser # blank, 240/480, H/V amps- 156/78, L/V 120/240 - 313/156
37.5 KW transformer (installed at Ruby Shop) -- Challenger DS-3, Cat No. 378-317, Design No. T37032CH, Ser J95 G2007, Mod 5, Pri 240/480, Sec 120/240
Sorgel Single Phase Insulated Transformer, Square D 15 KVA, 60 Hz, Cat #15S1H

3 each Gardener-Denver Model 83 Rock Drills - with oilers and jacklegs
2 each Dayton tool day-box, mod #6C695

6-station Wheat Lamp Charger
2 each 10-Station Wheat Lamp Chargers

6 each Mine Rescue Units – located off-site at Mine Rescue Station in Downieville

Rail Bender -- Aldon Co. N4, 45T F, Mod JC-4, Rail size 12 - 50

3 each Chain Hoists:
Coffing 2-ton, Model LHH2B with Bugit I-beam trolley, 1,000#, M-1040, ser #7G-9412
Yale Model B-3 Super Geared Block, with Jet 3-ton trolley, No. 25223
Yale Triplex Block, "SS"

CM Valustar Electric Overhead Shop Hoist with trolley and track (Installed in Ruby Shop)
Air-powered Overhead hoist with trolley and track, set up for dumping ore cars (Installed in Mill Building)

Lincoln Arc Welder, Weld-n-Power G8000, ser # 10062 01930614262, on trailer
Airco Arc Welder, 250 amp, AC/DC, Bumblebee, #1341-0266

Shop Air Compressor, Ingersoll Rand Century II, Mod 10 FGT, Ser No. 30T 457081, 3 hp, 220 volt

Misc Shop tools and supplies -- oxygen-acetylene gas welding set and tanks, metal chop saw, drill press, space heaters, hand tools, wrenches, spare parts, filters, steel stock, fire extinguishers, etc.

Misc mine tools and supplies -- drills, jacks, pillow-blocks, rock bolts and mats, ventillation bag, victaulic air pipe and fittings, mine rail with spikes and bolts and straps, spare parts, lubricants, scaling bars, stretchers, and etc.

Buyer's Initials ____________ Seller's Initials ____________

Date ____________ Date ____________

Exhibit "B" -- EQUIPMENT & FIXTURES AT THE RUBY MINE

Rolling Stock:

PeterBilt Water Truck, lic #1K90602, Mod 351-A. ser# 21781, GVWR 50,000#, approx 3,000 gal, with Honda water pump
International Harvester Flatbed Truck, 1985, mod S1900, lic #2N14148
Hyster Equipment Trailer, lic #XM 8521

FWD Snowblower, Model A106700, #17948, with spare parts FWB, #17946, IND/U106700

Misc Equipment Onsite:

2 each LHD's – 1-yard Wagner and 2-yard Elmac -- currently inaccessible. Were running when parked. The Wagner is in the Lawry Shaft workings. The Elmac is in the Black Channel workings near the top of the Chinaman Chute Raise.

Buyer's Initials ____________ Seller's Initials ____________

Date ____________ Date ____________

PURCHASE ADDENDUM TWO

The following terms and conditions are hereby incorporated in and made a part of the Commercial Property Purchase Agreement dated September 1, 2010, (herein referred to as the "Purchase Agreement") on property known as Ruby Gold Mine Old Henness Pass (herein referred to as the "Property" or "Ruby Mine") in which North Bay Resources Inc. is referred to as "Buyer" or "North Bay" and Ruby Development Company is referred to as "Seller". The Option Agreement between the Parties hereto dated September 1, 2010, and all attachments and addenda thereto are collectively referred to herein as the "Option" or "Option Agreement".

1. FINANCE TERMS: The following is hereby added to Paragraph 3 of the Purchase Agreement, FINANCE TERMS:

a. All deposits and any other payments by Buyer shall be non-refundable without any right to reimbursement to Buyer;

b. The initial deposit in the amount of EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) provided in Paragraph 3A of the Purchase Agreement shall be released to Seller within FIVE (5) days of the Acceptance of the Purchase Agreement;

c. Buyer shall receive credit toward the Purchase Price for the following as provided in Paragraph 3D of the Purchase Agreement:

(1) All of the Option Consideration, as defined in the Option, paid by Buyer to Seller during the term of the Option Agreement; and,

(2) ONE HUNDRED-FIFTY THOUSAND DOLLARS ($150,000.00) for the 10,000,000 shares of North Bay common stock paid to Seller as an initial Option consideration upon acceptance of the Option Agreement;

d. None of the Reimbursement Payments, as defined in the Option, paid by Buyer to Seller during the term of the Option Agreement shall apply toward the Purchase Price; and,

e. As per Paragraph 3D of the Purchase Agreement, Seller shall hold a note from Buyer secured by a first trust deed to the Sale Property for the unpaid balance of the Purchase Price. In addition to the customary provisions of said note, said note shall contain the following provisions:

(1) Monthly payments of not less than EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00) principal and interest per month;

(2) Interest shall be payable on the unpaid balance at the rate of THREE PERCENT (3%) per annum;

(3) The entire unpaid balance shall be due and payable on or before December 30, 2012;

(4) When Buyer receives adequate funding, the amount of the regular monthly payments payable shall be increased to a rate whereby the unpaid balance amortizes by December 30, 2012; and,

(5) As an additional acceleration of payment of the Note, Seller shall have the option of being paid up to FIFTY PER CENT (50%) of all EB-5 payments within FIFTEEN (15) days of Buyer's receipt until the unpaid balance is paid in full.

2. CLOSING AND POSSESSION: Paragraph 5 of the Purchase Agreement, CLOSING AND POSSESSION, is hereby removed in its entirety and replaced with the following:

a. Possession shall be delivered to Buyer at 5pm on the date of Close of Escrow.

b. At Close of Escrow, Seller shall provide keys and/or means to operate all locks.

3. SECURITY DEPOSITS: Paragraph 6 of the Purchase Agreement, SECURITY DEPOSITS, is hereby removed in its entirety.

4. SELLER DISCLOSURES: The following changes are hereby made to Paragraph 7 of the Purchase Agreement, SELLER DISCLOSURES:

a. Paragraphs 7A and 7B of the Purchase Agreement are hereby removed in their entirety. The Parties agree that any and all required disclosures, documentation and information shall have been delivered to Buyer by Seller during the Option period; and,

b. In Paragraph 7C, the wording "within the time specified in paragraph 17A" is hereby removed and replaced with the wording "before the Close of Escrow".

5. ENVIRONMENTAL SURVEY: Paragraph 8 of the Purchase Agreement, ENVIRONMENTAL SURVEY, is hereby removed in its entirety. As provided in the Option Agreement between the Parties, and in Paragraph 4D(6) of the Purchase Agreement, a Phase I Environmental Site Assessment ("ESA") has been provided to

Buyer and the Parties shall divide the cost fifty-fifty in the event that Buyer desires to update the ESA. An ESA or an update of the existing ESA shall not be a contingency.

6. CHANGES DURING ESCROW: Paragraph 10 of the Purchase Agreement, CHANGES DURING ESCROW, is hereby removed in its entirety. Seller shall continue its regular activities during Escrow unless the Parties agree in writing to the contrary.

7. CONDOMINIUM, etc: Paragraph 11 of the Purchase Agreement, CONDOMINIUM/PLANNED UNIT DEVELOPMENT DISCLOSURES, is hereby removed in its entirety.

8. ITEMS INCLUDED AND EXCLUDED: The following changes are hereby made to Paragraph 12 of the Purchase Agreement, ITEMS INCLUDED AND EXCLUDED:

a. Paragraph 12B(3) is hereby removed in its entirety. The Parties agree that any necessary changes to Exhibit "B" Equipment and Fixtures at the Ruby Mine attached to Addendum One of the Purchase Agreement shall have been completed during the Option period; and,

b. In Paragraph 12B(4), the wording "within the time specified in paragraph 17" is hereby removed and replaced with the wording "within 30 days after acceptance of the Option Agreement".

9. NO CONTINGENCIES AND INVESTIGATIONS COMPLETED:

a. The Parties agree that this is an AS-IS sale as provided in Addendum One to the Purchase Agreement. Buyer has enjoyed an extended period to investigate and inspect the Property during the Option Period, and Buyer has executed a Contingency Removal form. Buyer shall conclusively be deemed to have satisfied and removed all contingencies prior to the date of Acceptance of the Purchase Agreement;

b. By Buyer's Acceptance, it shall be conclusively deemed that Seller has provided all disclosures, documentation and information required by Buyer;

c. The Property shall be maintained in substantially the same condition as the date of Acceptance;

d. The following Paragraphs of the Purchase Agreement are hereby removed in their entirety:

(1) Paragraph 13. CONDITION OF PROPERTY;

(2) Paragraphs 14A, 14B, and 14C regarding BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY;

(3) Paragraphs 17A and 17B regarding TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS;

(4) Paragraph 18. REPAIRS

10. The following changes are hereby made to Paragraph 16 of the Purchase Agreement, TITLE AND VESTING:

a. Paragraph 16A is hereby removed in its entirety. See Paragraph 6 of Addendum One to the Purchase Agreement for limitations on the availability of title insurance;

b. Paragraph 16C is hereby removed in its entirety. Seller shall have disclosed to Buyer all matters known to Seller affecting title, whether of record or not, during the Option period;

c. The following language is hereby added to Paragraph 16E: "Title insurance, if available, shall only be provided for the subsurface minerals under the approximately 430 acres of fee land as described in Paragraph 1b of Addendum One to the Purchase Agreement."

11. In addition to the changes made above by Paragraph 9 of this Option Addendum, the following changes are hereby made to the remaining sections of Paragraph 17 of the Purchase Agreement, TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS:

a. Paragraph 17C is hereby changed as follows:

(1) Paragraph 17C(1) is hereby removed in its entirety;

(2) Paragraph 17C(2) is hereby removed in its entirety and replaced with the following: "**Seller right to Cancel; Buyer Contract Obligations**: Seller, after first delivering to Buyer a NBP (Notice to Buyer to Perform (C.A.R. Form NBP)) may cancel this Agreement (i) if Buyer fails to deposit funds as required by 3A or 3B, or (ii) if the funds deposited pursuant to 3A or 3B are not good when deposited."

b. To interpret and apply the provisions of Paragraph 17D, Buyer shall conclusively be deemed to have removed all contingencies; and,

c. Paragraph 17F is hereby removed in its entirety and replaced with the following: "If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, Buyer and Seller agree to Sign mutual instructions to cancel the sale and escrow. Upon such cancellation, this Paragraph shall be conclusively deemed to be mutual Signed release instructions from Buyer and Seller to release all deposits, if any, to Seller, less any fees and costs that may be payable to service providers and vendors for services and products provided during escrow. **A Buyer or Seller may be subject to a civil penalty of up to $1,000 for refusal to sign such instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code Section 1057.3).**"

12. Paragraph 21 of the Purchase Agreement, FINAL VERIFICATION OF CONDITION, is hereby removed in its entirety and replaced with the following: "Buyer shall have the right to make a final inspection of the Property with 5 Days Prior to Close of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm Seller has complied with Seller's other obligations under this Agreement (C.A.R. form VP)."

13. To interpret and apply the provisions of Paragraph 22 of the Purchase Agreement, PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS, Buyer shall conclusively be deemed to be liable and responsible for any and all taxes and other items discussed therein.

14. Paragraph 33 of the Purchase Agreement, LIQUIDATED DAMAGES, is hereby removed in its entirety and replaced with the following: "If Buyer fails to complete this purchase for any reason, Seller shall retain, as consideration, the deposit actually paid. Buyer and Seller agree that this amount is fair and reasonable consideration to Seller for the rights granted herein. This Paragraph shall be conclusively deemed to be mutual, signed release instructions from both Buyer and Seller."

15. Paragraph 34 of the Purchase Agreement, DISPUTE RESOLUTION, is hereby removed in its entirety and replaced with the following:

a. The Parties agree that there are no requirements for dispute resolution as alternative to litigation other than as the parties may mutually agree to in the future; and,

b. The Parties agree that there shall be no requirement for either mediation or arbitration for disputes concerning the Purchase Agreement or any matter relating thereto.

The foregoing terms and conditions are hereby agreed to and the undersigned acknowledge receipt of a copy of this document.

Date____________________________	Date____________________________
Buyer: NORTH BAY RESOURCES INC.	Seller: RUBY DEVELOPMENT COMPANY
By:____________________________ Perry Leopold	By:____________________________ W. R. "Rick" Frederking, Partner
Its:____________________________	